EXHIBIT 4.1
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                                   MUZAK LLC
                                      and
                             MUZAK FINANCE CORP.,
                             --------------------
                                  as Issuers,


                          The GUARANTORS named herein

                            _______________________
                                      and


                STATE STREET BANK AND TRUST COMPANY, as Trustee


                                   INDENTURE

================================================================================

                          Dated as of March 18, 1999


               Up to $150,000,000 aggregate principal amount of


                   9 7/8% Senior Subordinated Notes due 2009

                             CROSS-REFERENCE TABLE


  TIA                                                      Indenture
Section                                                     Section
- -------                                                     -------
310(a)(1).................................................    7.10
   (a)(2).................................................    7.10
   (a)(3).................................................    N.A.
   (a)(4).................................................    N.A.
   (b)....................................................    7.08; 7.10; 12.02
   (b)(1).................................................    7.10
   (b)(9).................................................    7.10
   (c)....................................................    N.A.
311(a)....................................................    7.11
   (b)....................................................    7.11
   (c)....................................................    N.A.
312(a)....................................................    2.05
   (b)....................................................    10.03
   (c)....................................................    10.03
313(a)....................................................    7.06
   (b)(1).................................................    7.06
   (b)(2).................................................    7.06
   (c)....................................................    12.02
   (d)....................................................    7.06
314(a)....................................................    4.02; 4.04; 12.02
   (b)....................................................    N.A.
   (c)(1).................................................    12.04; 12.05
   (c)(2).................................................    12.04; 12.05
   (c)(3).................................................    N.A.
   (d)....................................................    N.A.
   (e)....................................................    10.05
   (f)....................................................    N.A.
315(a)....................................................    7.01; 7.02
   (b)....................................................    7.05; 10.02
   (c)....................................................    7.01
   (d)....................................................    6.05; 7.01; 7.02
   (e)....................................................    6.11
316(a) (last sentence)....................................    12.06
   (a)(1)(A)..............................................    6.05
   (a)(1)(B)..............................................    6.04
   (a)(2).................................................    8.02
   (b)....................................................    6.07
   (c)....................................................    8.04
317(a)(1).................................................    6.08
   (a)(2).................................................    6.09

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
   (b)....................................................    7.12
318(a)....................................................    12.01

                           N.A. means Not Applicable

____________________
NOTE:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.
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                               TABLE OF CONTENTS
                               -----------------

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                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions..........................................   1
Section 1.01.  Other Definitions....................................  48
Section 1.02.  Incorporation by Reference of Trust Indenture Act....  49

Section 1.03.  Rules of Construction................................  49


                                   ARTICLE 2

                                   THE NOTES

Section 2.01.  Dating; Incorporation of Form in Indenture...........  50
Section 2.02.  Execution and Authentication.........................  51
Section 2.03.  Registrar and Paying Agent...........................  52
Section 2.04.  Paying Agent to Hold Money in Trust..................  53
Section 2.05.  Noteholder Lists.....................................  54
Section 2.06.  Transfer and Exchange................................  54
Section 2.07.  Replacement Notes....................................  55
Section 2.08.  Outstanding Notes....................................  55
Section 2.09.  Temporary Notes......................................  56
Section 2.10.  Cancellation.........................................  56
Section 2.11.  Defaulted Interest...................................  57
Section 2.12.  Deposit of Moneys....................................  57
Section 2.13.  CUSIP Number.........................................  57
Section 2.14.  Book-Entry Provisions for Global Notes...............  58
Section 2.15.  Registration of Transfers and Exchanges..............  60
Section 2.16.  Joint and Several Liability..........................  66
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                                   ARTICLE 3

                                   REDEMPTION

Section 3.01.  Notices to Trustee...................................  67
Section 3.02.  Selection by Trustee of Notes to Be Redeemed.........  67
Section 3.03.  Notice of Redemption.................................  67
Section 3.04.  Effect of Notice of Redemption.......................  69
Section 3.05.  Deposit of Redemption Price..........................  69
Section 3.06.  Notes Redeemed in Part...............................  69
Section 3.07.  Optional Redemption..................................  70

                                   ARTICLE 4

                                   COVENANTS

Section 4.01.  Payment of Notes.....................................  71
Section 4.02.  Provision of Financial Statements and Other
                    Information.....................................  71
Section 4.03.  Waiver of Stay, Extension or Usury Laws..............  72
Section 4.04.  Compliance Certificate; Notice of Default; Tax
                    Information.....................................  72
Section 4.05.  Taxes................................................  74
Section 4.06.  Limitation on Additional Indebtedness................  74
Section 4.07.  Limitation on Restricted Payments....................  75
Section 4.08.  Limitation on Other Senior Subordinated Indebtedness.  80
Section 4.09.  Limitation on Certain Asset Sales....................  81
Section 4.10.  Limitation on Transactions with Affiliates...........  86
Section 4.11.  Limitations on Liens.................................  89
Section 4.12.  Limitations on Investments...........................  89
Section 4.13.  Limitation on Sale and Lease-Back Transactions.......  89
Section 4.14.  Payments for Consent.................................  90
Section 4.15.  Corporate Existence..................................  90
Section 4.16.  Change of Control....................................  91
Section 4.17.  Maintenance of Office or Agency......................  94

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Section 4.18.  Limitation on Dividend and Other Payment Restrictions
                    Affecting Restricted Subsidiaries...............  94
Section 4.19.  Limitation on Conduct of Business....................  97
Section 4.20.  Compliance with Laws.................................  97
Section 4.21.  Limitation on Preferred Stock of Restricted
                    Subsidiaries....................................  97
Section 4.22.  Limitation on Creation of Subsidiaries...............  98
Section 4.23.  Maintenance of Properties and Insurance..............  98

                                   ARTICLE 5

                             SUCCESSOR CORPORATION

Section 5.01.  Limitation on Consolidation Merger and Sale of
                    Assets..........................................  99
Section 5.02.  Successor Person Substituted......................... 101

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.................................... 102
Section 6.02.  Acceleration......................................... 104
Section 6.03.  Other Remedies....................................... 105
Section 6.04.  Waiver of Past Defaults and Events of Default........ 106
Section 6.05.  Control by Majority.................................. 106
Section 6.06.  Limitation on Suits.................................. 107
Section 6.07.  Rights of Holders to Receive Payment................. 107
Section 6.08.  Collection Suit by Trustee........................... 108
Section 6.09.  Trustee May File Proofs of Claim..................... 108
Section 6.10.  Priorities........................................... 109
Section 6.11.  Undertaking for Costs................................ 109
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                                   ARTICLE 7

                                    TRUSTEE

Section 7.01.  Duties of Trustee.................................... 110
Section 7.02.  Rights of Trustee.................................... 112
Section 7.03.  Individual Rights of Trustee......................... 113
Section 7.04.  Trustee's Disclaimer................................. 113
Section 7.05.  Notice of Defaults................................... 114
Section 7.06.  Reports by Trustee to Holders........................ 114
Section 7.07.  Compensation and Indemnity........................... 115
Section 7.08.  Replacement of Trustee............................... 116
Section 7.09.  Successor Trustee by Consolidation, Merger or
                    Conversion...................................... 117
Section 7.10.  Eligibility; Disqualification........................ 117
Section 7.11.  Preferential Collection of Claims Against Issuers.... 118
Section 7.12.  Paying Agents........................................ 118

                                   ARTICLE 8

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.  Without Consent of Holders........................... 119
Section 8.02.  With Consent of Holders.............................. 120
Section 8.03.  Compliance with Trust Indenture Act.................. 122
Section 8.04.  Revocation and Effect of Consents.................... 122
Section 8.05.  Notation on or Exchange of Notes..................... 123
Section 8.06.  Trustee to Sign Amendments, etc...................... 123

                                   ARTICLE 9

                        CHARGE OF INDENTURE; DEFEASANCE

Section 9.01.  Satisfaction and Discharge of Indenture.............. 123
Section 9.02.  Legal Defeasance..................................... 124
Section 9.03.  Covenant Defeasance.................................. 125
Section 9.04.  Conditions to Defeasance or Covenant Defeasance...... 126

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Section 9.05.  Deposited Money and U.S. Government Obligations
                    to Be Held in Trust; Other Miscellaneous
                    Provisions...................................... 129
Section 9.06.  Reinstatement........................................ 130
Section 9.07.  Moneys Held by Paying Agent.......................... 130
Section 9.08.  Moneys Held by Trustee............................... 131

                                  ARTICLE 10

                                  GUARANTEES

Section 10.01. Guarantees........................................... 131
Section 10.02. Limitation on Liability.............................. 134
Section 10.03. Successors and Assigns............................... 135
Section 10.04. No Waiver............................................ 135
Section 10.05. Modification......................................... 135
Section 10.06. Release of Guarantor................................. 136
Section 10.07. Execution of Supplemental Indenture for Future
                   Guarantors....................................... 136
Section 10.08. Execution and Delivery of Guarantees................. 137
Section 10.09. Guarantee Obligations Subordinated to Guarantor
                   Senior Indebtedness.............................. 137
Section 10.10. Payment Over of Proceeds upon Dissolution, etc., of a Guarantor................................... 138
Section 10.11. Suspension of Guaranteed Obligations When
                   Guarantor Senior Indebtedness in Default......... 140
Section 10.12. Subrogation to Rights of Holders of Guarantor
                   Senior Indebtedness.............................. 143
Section 10.13. Guarantee Subordination Provisions Solely to
                   Define Relative Rights........................... 144
Section 10.14. Application of Certain Article 11 Provisions......... 145

                                  ARTICLE 11

                            SUBORDINATION OF NOTES

Section 11.01. Notes Subordinate to Senior Indebtedness............. 145
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Section 11.02. Payment Over of Proceeds upon Dissolution, etc....... 146
Section 11.03. Suspension of Payment When Senior Indebtedness in
                    Default......................................... 148
Section 11.04. Trustee's Relation to Senior Indebtedness............ 151
Section 11.05. Subrogation of Rights of Holders of Senior
                    Indebtedness.................................... 152
Section 11.06. Provisions Solely to Define Relative Rights.......... 152
Section 11.07. Trustee to Effectuate Subordination.................. 153
Section 11.08. No Waiver of Subordination Provisions................ 154
Section 11.09. Notice to Trustee.................................... 155
Section 11.10. Reliance on Judicial Order or Certificate of
                    Liquidating Agent............................... 156
Section 11.11. Rights of Trustee as a Holder of Senior Indebtedness;
                    Preservation of Trustee's Rights................ 157
Section 11.12. Article Applicable to Paying Agents.................. 157
Section 11.13. No Suspension of Remedies............................ 157
Section 11.14. Acceleration of Payment of Notes..................... 158

                                  ARTICLE 12

                                 MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls......................... 158
Section 12.02. Notices.............................................. 159
Section 12.03. Communications by Holders with Other Holders......... 160
Section 12.04. Certificate and Opinion as to Conditions Precedent... 160
Section 12.05. Statements Required in Certificate and Opinion....... 161
Section 12.06. When Treasury Notes Disregarded...................... 161
Section 12.07. Rules by Trustee and Agents.......................... 162
Section 12.08. Business Days; Legal Holidays........................ 162
Section 12.09. Governing Law........................................ 162

                                     -vi-
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Section 12.10. No Adverse Interpretation of Other Agreements........ 162
Section 12.11. No Recourse Against Others........................... 163
Section 12.12. Successors........................................... 163
Section 12.13. Multiple Counterparts................................ 163
Section 12.14. Table of Contents, Headings, etc..................... 163
Section 12.15. Separability......................................... 163

EXHIBITS
- --------
Exhibit A.     Form of Note......................................... A-1

Exhibit B.     Form of Legend for Global Notes...................... B-1

Exhibit C.     Form of Certificate to Be Delivered in Connection
               with Transfers to Non-QIB Accredited Investors....... C-1

Exhibit D.     Form of Certificate to Be Delivered in Connection
               with Transfers Pursuant to Regulation S.............. D-1

Exhibit E.     Form of Guarantee.................................... E-1

Exhibit F.     Form of Supplemental Indenture....................... F-1

          INDENTURE, dated as of March 18, 1999, among MUZAK LLC, a Delaware limited liability company (the "Company"), MUZAK FINANCE CORP., a Delaware corporation ("Finance Corp." and, together with the Company, the "Issuers") each of the Guarantors (as defined herein) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, as Trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuers' 9 7/8% Senior Subordinated Notes due 2009 (the "Notes").


                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.01.  Definitions.
               -----------
          "ABRY" means ABRY Partners, Inc., a Delaware corporation.

          "ABRY Management Agreement" means the Management Agreement dated as of October 6, 1998, and as amended prior to the Issue Date, between ABRY and the Company.

          "ABRY Subordinated Debt" means Indebtedness of the Company in principal amount not to exceed $30 million in the aggregate at any time outstanding (a) that is owed to ABRY III, ABRY, MEM Holdings, Inc. or any other investment fund controlled by ABRY, (b) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Company's Obligations under the Notes such that no payments of principal (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any Default or Event of Default shall have occurred and be continuing, (c) that shall automatically convert into common equity of Holdings within 18 months of the date of issuance thereof, unless refinanced, and (d) the terms of which have been determined to be fair and rea-sonable to the Company as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution delivered to the Trustee.

          "ABRY II" means ABRY Broadcast Partners II, L.P., a Delaware limited partnership.

          "ABRY III" means ABRY Broadcast Partners III, L.P., a Delaware limited partnership.

          "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

          "Acquisition EBITDA" means, with respect to any Asset Acquisition, (i) EBITDA attributable to the assets to be acquired in such Asset Acquisition for the same fiscal quarter utilized in determining "Consolidated Leverage Ratio" plus (ii) the projected, quantifiable cost reductions expected to be realized and non-recurring costs and expenses, in each case, in connection with such Asset Acquisition and as a result of, in the case of cost reductions, an established program of cost reductions adopted in good faith by the Board of Directors of the Company. For purposes of the foregoing, cost reductions and non-recurring costs and expenses, in each case, shall be calculated on a pro forma basis as if such cost reductions and non-recurring costs and expenses, in each case, had been implemented at the beginning of such fiscal quarter. Prior to the consummation of any transaction requiring the inclusion of Acquisition EBITDA in the calculation of Consolidated Leverage Ratio, the Company shall deliver to the Trustee an Officers' Certificate indicating the cost reductions and non-recurring costs and expenses, in each case, taken into account in determining Acquisition EBITDA and the assumptions underlying such cost reductions and non-recurring costs and expenses.

          "Adjusted Net Assets" of any Person at any date shall mean the lesser of

          (1) the amount by which the fair salable value of the assets of such Person at such date exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date, and

          (2) the amount by which the fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

          "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of Section 4.10 of this Indenture, beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

          "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

          "Asset Acquisition" means

          (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company or

          (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other Properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than in the ordinary course of business or to the Company or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of

          (1) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company or

          (2) any other Property or assets of the Company or of any Restricted Subsidiary thereof;

provided that Asset Sales shall not include
- --------

          (1) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1 million,

          (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under
     Section 5.01 of this In-
     denture or any disposition that constitutes a Change of Control,

          (3) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

          (4) the factoring of accounts receivable arising in the ordinary course of business pursuant to customary arrangements,

          (5)  the licensing of intellectual property,

          (6) disposals or replacements of obsolete equipment in the ordinary course of business,

          (7) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of Qualified Securitization Transaction to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP (for the purposes of this clause (7), Purchase Money Notes shall be deemed to be cash),

          (8) transfers of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of Qualified Securitization Transaction (or a fractional undivided interest therein) by a Securitization Entity in a Qualified Securitization Transaction, and

          (9) any transfer of assets acquired by the Company or any of its Restricted Subsidiaries to an independent affiliate of the Company or any of its Restricted Subsidiaries in accordance with the terms of the License Agreements as such agreements are in effect on the Issue Date and as the same may be amended or restated in a manner which is not more disadvantageous to the Holders in any material respect than the terms of such agreements as in effect on the Issue Date.

          "Asset Sale Proceeds" means, with respect to any Asset Sale,

          (1) cash and Cash Equivalents received by the Company or any Restricted Subsidiary of the Company from such Asset Sale (including cash and Cash Equivalent received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset
     Sale), after

               (a) provision for all income or other taxes measured by or resulting from such Asset Sale (after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements),

               (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale,

               (c) provision for minority interest holders in any Restricted Subsidiary of the Company as a result of such Asset Sale,

               (d) repayment of Indebtedness that is secured by the assets subject to such Asset Sale or otherwise required to be repaid in connection with such Asset Sale and

               (e) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary of the Company as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and

          (2) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary of the Company from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash or Cash Equivalents.

          "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of

          (1)  the fair value of the Property subject to such arrangement and

          (2) the present value of the notes (discounted at the rate of interest implied in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

          "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (3)(a) or (3)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(c) of
Section 4.09(a) under this Indenture.

          "Bank Indebtedness" means (i) the Indebtedness outstanding or arising under the Senior Credit Facility, (ii) all obligations incurred by or owing to the holders of such Indebtedness or any agent or representative thereof outstanding or arising under the Senior Credit Facility (including, but not limited to, all premium, interest (including, but not limited to, interest accruing pursuant to the terms of the Senior Credit Facility on or after the filing of any petition in any bankruptcy, reorganization or similar proceeding relating to the Company or any Restricted Subsidiary, whether or not a claim for such is allowed in such proceeding), all fees and expenses of counsel, reimbursement obligations, indemnities and all other charges, fees, expenses, claims, and other amounts), and (iii) all interest rate agreement and hedging obligations arising in connection therewith with any party to the Senior Credit Facility or any of their affiliates.

          "Board of Directors" means, with respect to any Person, the board of directors of such Person (or, if such Person is a limited liability company, the board of managers of such company) or similar governing body or any duly authorized committee thereof.

          "Board Resolution" means with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

          "Capitalized Lease Obligation" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Cash Equivalents" means

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by (i) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000 or (ii) Brown Brothers Harriman;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause
     (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

          A "Change of Control" of the Company will be deemed to have occurred at such time as

          (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than a Permitted Holder, becomes the beneficial owner (as defined in Rule under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 35% of the total voting power of the Company's Capital Stock, and the Permitted Holders beneficially do not own, in the aggregate, a greater percentage of the total voting power of the Capital Stock of the Company than such other Person or Group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company,

          (2) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Common Stock of the Company would be converted into cash, securities or other Property, other than a merger or consolidation of the Company in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger,

          (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new Directors whose election by such Board of Directors or whose nomination for election by the equityholders of the Company has been approved by 66 2/3% of the Directors then still in office who either were Directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company or

          (4) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture).

          "Commission" means the United States Securities and Exchange
Commission.

          "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to

          (1)  vote in the election of directors of such Person or

          (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

          "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis including, but not limited to,

          (1)  Redeemable Dividends, whether paid or accrued, on Preferred
     Stock,

          (2)  imputed interest included in Capitalized Lease Obligations,

          (3) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

          (4)  the net costs associated with Hedging Obligations,

          (5)  amortization of other financing fees and expenses,

          (6)  the interest portion of any deferred payment obligation,

          (7)  amortization of discount or premium, if any, and

          (8) all other non-cash interest expense (other than interest amortized to cost of sales)

plus, without duplication,

          (1)  all net capitalized interest for such period,

          (2) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, and

          (3) the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company that does not constitute Disqualified Capital Stock).

          "Consolidated Leverage Ratio" means, with respect to any Person, the ratio of

          (1) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries and Preferred Stock of any such Restricted Subsidiary issued in accordance with Section 4.21 of this Indenture as of the date of calculation (the "Transaction Date") on a consolidated basis determined in accordance with GAAP to

          (2) the product of (a) such Person's EBITDA for the full fiscal quarter (the "One Quarter Period") ending on or prior to the date of determination for which financial statements are available and (b) four.

For purposes of this definition, clauses (1) and (2) above shall be calculated after giving effect on a pro forma basis to:
                         --- -----

          (a) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the One Quarter Period or at any time subsequent to the last day of the One Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the One Quarter Period; and

          (b) any Asset Sales or Asset Acquisitions occurring during the One Quarter Period or at any time subsequent to the last day of the One Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any Acquired Indebtedness) occurred on the first day of the One Quarter Period as follows:

               (x) with respect to Asset Sales, the EBITDA attributable to the assets which are the subject of Asset Sales that occurred shall be excluded; and

               (y) with respect to Asset Acquisitions, the Acquisition EBITDA attributable to the assets which are the subject of the applicable Asset Acquisition shall be included.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding paragraph shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted

Subsidiary or such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that
           --------  -------

          (1) the Net Income of any Person other than a Restricted Subsidiary of the referent Person shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary of such referent Person,

          (2) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation,

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded,

          (4) any net gain or loss (in the case of any net loss, only to the extent that such determination of Consolidated Net Income is being made in connection with the determination of amounts available for Restricted Payments pursuant to the provisions described under Section 4.07 of this Indenture) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded,

          (5)  extraordinary gains and losses shall be excluded,

          (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded and

          (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.

          "Control Investment Affiliate" means, as to any Person, any other Person which (a) is an Affiliate of such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 225 Franklin Street, Boston, Massachusetts 02110.

          "Cumulative Consolidated Interest Expense" means, with respect to any Person, as of any date of determination, Consolidated Interest Expense from April 1, 1999 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "Cumulative EBITDA" means, with respect to any Person, as of any date of determination, EBITDA from April 1, 1999 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

          "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means

          (1)  any Bank Indebtedness and

          (2) any other Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, which at the time of determination exceeds $25 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and as to which the Trustee has been given written notice of such designation.

          "Director" means, with respect to any Person, a member of the Board of Directors of such Person (or, if such Person is a limited liability company, a member of the board of managers of such Person).

          "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer or asset sale offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary or the sale of any assets of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions described under Sections 4.16 and 4.09 of this Indenture, respectively, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

          "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to

          (1)  the sum of

               (a)  Consolidated Net Income for such period, plus

               (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

               (c)  Consolidated Interest Expense for such period, plus

               (d)  depreciation for such period on a consolidated basis, plus

               (e) amortization of intangibles for such period (but excluding any non-cash item to the extent it represents the amortization of a prepaid cash expense that was paid in any prior period) on a consolidated basis, plus

               (f) any other non-cash items reducing Consolidated Net Income for such period except for any non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period, minus

          (2) all non-cash items increasing Consolidated Net Income (other than any non-cash items representing deferred revenue to the extent that such revenue was not included in Consolidated Net Income in any prior period) for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP;

provided, however, that, for purposes of calculating EBITDA during any fiscal
- --------  -------
quarter, cash income from a particular Investment (other than a Restricted Subsidiary) of such Person shall be included only

          (1) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or

          (2) if the cash income derived from such Investment is attributable to Cash Equivalents.

          "Electro Systems" means Electro Systems Corporation, a Florida corporation.

          "Electro Systems Acquisition" means the acquisition of Electro Systems pursuant to a Stock Purchase Agreement dated as of February 18, 1999 between the Company and Carolina Georgia Sound, Inc.

          "Equity Offering" means any public or private sale of Common Stock (other than Disqualified Capital Stock) of the Company or Holdings pursuant to which the Company or Holdings, as the case may be, receives net proceeds of at least $20 million; provided, however, that in the case of an Equity Offering by
                   --------  -------
Holdings, Holdings shall have contributed to the capital of the Company the portion of the Net Proceeds necessary to redeem the Notes pursuant to Section 3.07(b) of this Indenture.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.

          "fair market value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee.

          "Finance Corp." means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

          "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

          "Guarantee" means any guarantee of the obligations of the Issuers under this Indenture and the Notes by Holdings and any Restricted Subsidiary in accordance with the provisions of this Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

          "Guarantor" means each of Holdings and each Restricted Subsidiary of the Company which Guarantees the Notes pursuant to the terms of this Indenture; provided that upon the release and discharge of such Restricted Subsidiary from
- --------
its Guarantee in accordance with the terms of this Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

          "Guarantor Senior Indebtedness" means (1) all Bank Indebtedness of any Guarantor and (2) all principal of and premium, if any, and interest (including, but not limited to, interest accruing on or after the filing of any petition in any bankruptcy, reorganization or similar proceeding relating to any Guarantor, whether or not a claim for such is allowed in such proceeding) on, and any and all other fees, fees and expenses of counsel, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, indentures, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

          (a) all obligations of any Guarantor with respect to any Hedging Obligations,

          (b) all obligations of any Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments,

          (c) all other Indebtedness of any Guarantor which does not provide that it is to rank pari passu with or subordinate to the Guarantee of such
                        ---- -----
     Guarantor, and

          (d) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above,

in each case, whether outstanding on the Issue Date or created thereafter. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include

          (1) Indebtedness of any Guarantor to any of its Subsidiaries, or to any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries,

          (2)  Indebtedness represented by the Guarantees,

          (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness,

          (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business,

          (5)  Indebtedness incurred in violation of this Indenture,

          (6)  Indebtedness represented by Disqualified Capital Stock and

          (7) any Indebtedness to or guaranteed on behalf of, any shareholders, Director, officer or employee of the Company or any Guarantor or any Subsidiary of the Company or such Guarantor.

          "Hedging Obligations" means, with respect to any Person, the net payment obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "Holdings" means Muzak Holdings LLC, a Delaware limited liability company, until a successor replaces such party pursuant to this Indenture and thereafter means the successor.

          "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an
                               --------
obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

          "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any Property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included

          (1)  any Capitalized Lease Obligations of such Person,

          (2) obligations secured by a lien to which the Property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed,

          (3) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor),

          (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

          (5) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof, and

          (6) hedging obligations of any such Person (if and to the extent such hedging obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that
                                                             --------

          (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

          (2) Indebtedness shall not include any liability for federal, state, local or other taxes,

          (3) the amount of Indebtedness of a Person which is without recourse to any Property or assets of such Person except to the extent of any Lien on Property or assets of such Person which secures such Indebtedness shall be the lesser of the principal amount of such Indebtedness and the fair market value of the Property or assets subject to the Lien, and

          (4) the amount of Indebtedness represented by Disqualified Capital Stock shall be the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

          The "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any of its Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

          "Indenture" means this Indenture as amended, restated or supplemented from time to time.

          "Independent Financial Advisor" means an investment banking firm of national reputation in the United States

          (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and

          (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501 (a)(1), (2), (3) or
(7) promulgated under the Securities Act.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

          "Investments" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than advances and accounts receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of Property to others, payments for Property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude

          (1) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person and

          (2)  the repurchase of securities of any Person by such Person.

          If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that such Restricted Subsidiary would no longer constitute a Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means March 18, 1999.

          "Issuers" means each party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

          "License Agreements" means the License Agreements between the Company and its independent affiliates.

          "Lien" means, with respect to any Property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Maturity Date" means March 15, 2009.

          "Merger Transactions" means those transactions referred to collectively in the Offering Memorandum as "Merger Transactions."

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

          "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

          "Notes" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture and any notes issued in exchange therefor as contemplated hereunder.

          "Obligations" means all obligations for principal, premium, interest, penalties, charges, fees, fees and expenses of counsel, indemnities, reimbursement obligations, damages, claims and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the offering memorandum dated March 12, 1999 pursuant to which the Notes were originally offered.

          "Officer" means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, Treasurer or the President, of such Person.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Of-ficer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

          "Opinion of Counsel" means a written opinion from legal counsel who and which is reasonably acceptable to the Trustee complying with the requirements of this Indenture. Such legal counsel shall be outside counsel and not an employee of or in-house counsel to the Company.

          "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness.

          "Pending Capstar Acquisition" means the acquisition by Holdings of certain Muzak franchises from Capstar Broadcasting Corporation pursuant to a Contribution Agreement between Holdings and Capstar Broadcasting Corporation, dated February 19, 1999, and the subsequent transfer of such assets to the Company in exchange for equity interests in the Company.

          "Permitted Asset Swap" means, with respect to any Person, the substantially concurrent exchange of assets of such Person for assets of another Person which are useful to the business of such aforementioned Person.

          "Permitted Holders" means each of ABRY III, ABRY II and each Control Investment Affiliate of ABRY III or ABRY II.

          "Permitted Indebtedness" means:

          (1) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an aggregate principal amount not to exceed $200 million outstanding at any time less
     (i) any mandatory prepayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) or scheduled payments actually made there-under and (ii) the aggregate amount of Indebtedness of Securitization Entities in Qualified Securitization Transactions (other than Qualified Securitization Transactions involving equipment and related assets);

          (2) Indebtedness under the Notes and the Guarantees outstanding on the Issue Date in an aggregate principal amount not to exceed $115 million;

          (3) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date;

          (4) Indebtedness of the Company to any Guarantor or to any Wholly Owned Subsidiary that is not a Guarantor and Indebtedness of any Restricted Subsidiary to the Company or to any Guarantor or to any Wholly Owned Subsidiary that is not a Guarantor;

          (5) Purchase Money Indebtedness that does not in the aggregate exceed 5% of the Company's consolidated total assets;

          (6) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of the Company or such Restricted Subsidiary and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to (i)
     --------
     interest rate risk, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation related and (ii) currency risk, such Hedging Obligation does not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (7)  Refinancing Indebtedness;

          (8) Indebtedness of Foreign Restricted Subsidiaries of the Company in an aggregate principal amount not to ex-
     ceed $10 million at any one time outstanding; provided the aggregate amount
                                                   --------
     then outstanding under this clause (8) when added to the aggregate amount then outstanding under clause (1) above shall not exceed the aggregate amount permitted under clause (1) above;

          (9) guarantees by the Company and its Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be
                           --------
     incurred under this Indenture;

          (10) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

          (11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that, in
                                                               --------
     the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (12) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

          (13) the ABRY Subordinated Debt;

          (14) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings);

          (15) Indebtedness of the Company issued to current or former members of management of the Company or any of its Restricted Subsidiaries to finance the repurchase, redemption or other acquisition of Capital Stock of Holdings pursuant to clause (6) of Section 4.07(b) of this Indenture; and

          (16) additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed $5 million in aggregate principal amount at any one time outstanding.

          "Permitted Investments" means

          (1) Investments by the Company or by a Restricted Subsidiary thereof, in the Company, a Guarantor or a Wholly Owned Subsidiary that is not a Guarantor;

          (2) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment

               (a) such Person becomes a Guarantor or a Wholly Owned Subsidiary that is not a Guarantor or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company, a Guarantor or a Wholly Owned Subsidiary that is not a Guarantor;

          (3)  Investments in cash and Cash Equivalents;

          (4) reasonable and customary loans and advances made to employees in the ordinary course of business;

          (5) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.09 of this Indenture;

          (6) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and not for speculative purposes;

          (7) any acquisition of assets to be used in the business of the Company or any of its Restricted Subsidiaries solely in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company;

          (8) additional Investments not to exceed $5 million at any one time outstanding;

          (9)  Investments existing on the Issue Date;

          (10) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (11) guarantees by the Company or any Restricted Subsidiary of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Company under this Indenture; and

          (12) any Investment by the Company or a Restricted Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in
                  --------
     the form of a Purchase Money Note or an equity interest.

          "Permitted Liens"

          (1) Liens on Property or assets of, or any shares of Capital Stock of or secured indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person is merged into the Company or any of its Restricted Subsidiaries; provided
                                                                       --------
     that such Liens are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries,

          (2) Liens securing Indebtedness under the Senior Credit Facility and Liens securing other Senior Indebtedness of the Company or any Guarantor; provided in each case, such Indebtedness is incurred in compliance with
     --------
     Section 4.06 of this Indenture,

          (3)  Liens securing Refinancing Indebtedness; provided that any such
                                                        --------
     Lien does not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended,

          (4)  Liens in favor of the Company or any of its Restricted
     Subsidiaries,

          (5)  Liens securing industrial revenue bonds,

          (6) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; provided that
                                     --------

               (a) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the purchase price, or the cost of installation, construction or improvement, of the Property to which such Purchase Money Indebtedness relates, and

               (b) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such Property,

          (7) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor,

          (8) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings,

          (9) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances or title defects or leases or subleases granted to others in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries,

          (10) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $5 million in the aggregate at any one time outstanding,

          (11) Liens existing on the Issue Date and Liens securing the Notes and the Guarantees,

          (12) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including landlord Liens on leased properties and any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations,

          (13) attachment or judgment Liens not giving rise to an Event of Default,

          (14) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods,

          (15) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other Property relating to such letters of credit and products and proceeds thereof,

          (16) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off,

          (17) Liens securing Hedging Obligations with respect to Indebtedness that is otherwise permitted under this Indenture,

          (18) Liens securing Indebtedness of Foreign Restricted Subsidiaries of the Company incurred in reliance on clause (8) of the definition of Permitted Indebtedness,

          (19) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction,

          (20) Liens arising from filing Uniform Commercial Code financing statements regarding leases,

          (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods,

          (22) deposits made in the ordinary course of business to secure liability to insurance carriers,

          (23) any interest or title of a lessor or a sublessor under an operating lease,

          (24) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business,

          (25) Liens imposed by law incurred by the Company or any of its Restricted Subsidiaries in the ordinary course of business, and

          (26) any extensions, substitutions, replacements or renewals of the foregoing.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

          "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit A.

          "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

          "Purchase Money Indebtedness" means Indebtedness and Capitalized Lease Obligations of any Person incurred in the normal course of business of such Person for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any Property.

          "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

          "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

          "Redeemable Dividend" means, for any dividend or distribution with regard to Preferred Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

          "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

          "Refinancing Indebtedness" means Indebtedness that refunds, refinances, modifies, replaces, defers, supplements or extends any Indebtedness outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture (other than pursuant to clauses (1), (4), (6) and (8) through (16) of the definition of Permitted Indebtedness), but only to the extent that


          (1) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended, if at all,

          (2)  the Refinancing Indebtedness is scheduled to mature either

               (a) no earlier than the Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended, or

               (b) after the maturity date of the Notes,

          (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

          (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of

               (a) the aggregate principal amount of the Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended,

               (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced, modified, replaced, deferred, supplemented or extended and

               (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of March 18, 1999 among the Issuers, the Guarantors and CIBC Oppenheimer Corp. and Goldman Sachs & Co., as Initial Purchasers.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Restricted Payment" means any of the following:

          (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock), and (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company and to the other holders of Capital Stock of each such Restricted Subsidiary, in each case on a pro rata
                                                                 --------
     basis),

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital

     Stock owned by the Company or a Wholly Owned Subsidiary of the Company, excluding Disqualified Capital Stock),

          (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value of any Indebtedness which is subordinated in right of payment to the Notes prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) other than the ABRY Subordinated Debt,

          (4) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment,

          (5) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Restricted Subsidiary) and

          (6) forgiveness of any Indebtedness of an Affiliate of the Company (other than a Restricted Subsidiary) to the Company or a Restricted Subsidiary of the Company.

          "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be
                                      --------
entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

          "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Indebtedness of such Unrestricted Subsidiary or Person as having been incurred at the time of such action),

          (1) the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06 of this Indenture, and

          (2) no Default or Event of Default shall have occurred and be continuing or result therefrom.

          "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

          "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

          "S&P" means Standard & Poor's Corporation and its successors.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Securitization Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity: (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any Property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

          "Senior Credit Facility" means one or more credit agreements, loan agreements or similar agreements providing for working capital advances, term loans, letter of credit facilities or similar advances, loans, or facilities to the Company or any of its Subsidiaries, including the Credit and Guaranty Agreement dated as of March 18, 1999, among the Company, Holdings, certain of the Company's subsidiaries, the lenders party thereto in their capacities as lenders thereunder, Goldman Sachs Credit Partners L.P., as Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent, and Goldman Sachs Credit Partners L.P. and CIBC Oppenheimer Corp., as Co-Lead Arrangers, initially providing for term loan and revolving credit facilities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities and/or related documents may be further amended, restated, supplemented, renewed, refinanced, replaced, restructured or otherwise modified from time to time whether or not with the same agents, trustee, representative lenders or group of lenders or holders, and ir-respective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include agreements in respect of interest rate agreements and hedging obligations with lenders party to any Senior Credit Facility and their affiliates and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Senior Credit Facility and any and all refundings, refinancings (in whole or in part) and replacements of any Senior Credit Facility, whether by the same or any other agents, trustee, representative lenders or lenders or group of lenders, including one or more agreements (i) extending the maturity of, or increasing the amount of, any Indebtedness incurred thereunder or contemplated thereby, or
(ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Restricted Subsidiaries and their respective successors and assigns,

          "Senior Discount Notes" means $75,000,000 aggregate principal amount at maturity of 13% Senior Discount Notes due 2010 of Holdings and Muzak Holdings Finance Corp., a Delaware corporation, as co-issuers, in accordance with the terms of such security as in effect on the Issue Date.

          "Senior Discount Notes Indenture" means the indenture pursuant to which the Senior Discount Notes are issued, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Senior Indebtedness" means (1) all Bank Indebtedness and (2) all principal of and premium, if any, and interest (including, but not limited to, interest accruing on or after the filing of any petition in any bankruptcy, reorganization or similar proceeding relating to the Company or any Restricted Subsidiary, whether or not a claim for such is allowed in such proceeding) on, and any and all other fees, fees and expenses of counsel, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, indentures, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

          (a) all obligations of the Company with respect to any Hedging Obligations,

          (b) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments,

          (c) all other Indebtedness of the Company or any Guarantor which does not provide that it is to rank pari passu with or subordinate to the Notes,
                                    ---- -----
and

          (d) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above,

in each case, whether outstanding on the Issue Date or created thereafter. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include

          (1) Indebtedness of the Company to any of its Subsidiaries, or to any Affiliate of the Company or any of such Affiliate's Subsidiaries,

          (2) Indebtedness represented by the Notes,

          (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness,

          (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business,

          (5) Indebtedness incurred in violation of this Indenture,

          (6) Indebtedness represented by Disqualified Capital Stock and

          (7) any Indebtedness to or guaranteed on behalf of, any shareholders, Director, officer or employee of the Company or any Subsidiary of the Company.

          "Significant Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act, as such Rule is in effect on the Issue Date.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable or equipment transaction.

          "Subsidiary" of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

          (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

          (2) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

Notwithstanding the foregoing a charitable trust or foundation organized pursuant to section 501(c)(3) of the Internal Revenue Code of 1986, as amended, shall not be a "Subsidiary."

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

          "Trust Officer" means any officer of the Trustee in its Corporate Trust Department with direct responsibility for the administration of the trusts established hereby and, also, with respect to any particular matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge of, and familiarity with, the particular subject.

          "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "Unrestricted Subsidiary" means

          (1)  any Subsidiary of an Unrestricted Subsidiary and

          (2) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a Board Resolution of the Company ;

provided that a Subsidiary may be so classified as an Unrestricted Subsidiary
- --------
only if


          (a) such classification is in compliance with Section 4.07 of this Indenture,

          (b) immediately after giving effect to such classification, the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06 of this Indenture,

          (c) no Default or Event of Default shall have occurred and be continuing or result therefrom, and

          (d) neither the Company nor any Restricted Subsidiary shall at any time

               (i) provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

               (ii) be directly or indirectly liable for any Indebtedness of such Subsidiary or

               (iii) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness (other than Indebtedness assumed by such Subsidiary in connection with the Electro Systems Acquisition) that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) to the extent

               (i) that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to Section 4.06 of this Indenture and

               (ii) the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under Section 4.07 of this Indenture.

The Trustee shall be given prompt notice by the Company of each Board Resolution of the Company under this provision, together with a copy of each such Board Resolution. Electro Systems shall be an Unrestricted Subsidiary as of the Issue Date.

          "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided
                                                                    --------
that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly-Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

Section 1.01.  Other Definitions.
               ------------------

          The definitions of the following terms may be found in the sections indicated as follows:

             Term                                            Defined in Section
             ----                                            ------------------
"Affiliate Transaction".....................................        4.10
"Agent Members".............................................        2.14
"Bankruptcy Law"............................................        6.01
"Business Day"..............................................       12.08
"Certificated Notes"........................................        2.01
"Change of Control Offer"...................................        4.16
"Change of Control Payment Date"............................        4.16
"Change of Control Purchase Price"..........................        4.15
"Covenant Defeasance".......................................        9.03
"Custodian".................................................        6.01
"Event of Default"..........................................        6.01
"Excess Proceeds Offer".....................................        4.09
"Excess Proceeds Payment Date"..............................        4.09
"Global Notes"..............................................        2.01
"Guaranteed Obligations.....................................       10.01
"Guarantor Payment Blockage Period".........................       10.11
"Guarantor Representation"..................................       10.11
"Initial Blockage Period"...................................       11.03
"Initial Guarantee Blockage Period".........................       10.11
"Legal Defeasance"..........................................        9.02
"Legal Holiday".............................................       12.08
"Paying Agent"..............................................        2.03
"Payment Blockage Period"...................................       11.03
"Permitted Tax Distributions"...............................        4.07
"Registered Exchange".......................................        2.02
"Registrar".................................................        2.03
"Regulation S Global Notes".................................        2.01
"Representative"............................................       11.03
"Resale Restriction Termination Date".......................        2.15
"U.S. Global Notes".........................................        2.01

Section 1.02.  Incorporation by Reference of
               Trust Indenture Act.
               -----------------------------

           Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this In-denture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture securityholder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor on the indenture securities" means the Issuers, the Guarantors or any other obligor on the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.03.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) words used herein implying any gender shall apply to every gender.

                                   ARTICLE 2


                                   THE NOTES

Section 2.01.  Dating; Incorporation of Form in Indenture.
               ------------------------------------------

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers may use "CUSIP" numbers in issuing the Notes. The Issuers shall approve the form of the Notes. Each Note shall be dated the date of its authentication.

          Unless the applicable Holder requests Notes in the form of physical certificated Notes in registered form ("Certificated Notes"), which shall be substantially in the form of Exhibit A, Notes offered and sold in reliance on Rule 144A or in offshore transactions in reliance on Regulation S shall be issued initially in the form of permanent Global Notes in registered form, substantially in the form set forth in Exhibit A ("Global Notes"), deposited with the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth on Exhibit
B. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Depository, as hereinafter provided.

          Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A issued in the form of one or more Global Notes (the "U.S. Global Note") shall be registered in the name of the Depository or its nominee and deposited with the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct).

          Notes offered and sold in reliance on Regulation S issued in the form of Global Notes (the "Regulation S Global Note") shall be registered in the name of the Depository or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided, for credit by the Depository to the respective accounts of the beneficial owners of the Notes represented thereby (or such other accounts as they may direct).

          The Issuers shall cause the U.S. Global Note and the Regulation S Global Note to have separate CUSIP and ISIN numbers.

Section 2.02.  Execution and Authentication.
               ----------------------------

          The Notes shall be executed on behalf of the Issuers by two Officers of each of the Issuers or an Officer and the Secretary of each of the Issuers. Such signature may be either manual or facsimile. The Issuers' seals may be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee or an authentication agent shall authenticate Notes for original issue in the aggregate principal amount not to exceed $150,000,000 upon receipt of an authentication order in the form of an Officers' Certificate; provided that the aggregate principal amount of Notes on the Issue Date shall
- --------
not exceed $115,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed $150,000,000 except as provided in Section 2.07 hereof. Upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee shall authenticate an additional series of Notes for issuance in exchange for all Notes previously issued pursuant to an exchange offer registered under the Securities Act (a "Registered Exchange") or pursuant to a Private Exchange (as defined in the Registration Rights Agreement). Exchange Notes (as defined in the Registration Rights Agreement) may have such distinctive series designation and "CUSIP" numbers as and such changes in the form thereof as are specified in the Officers' Certificate referred to in the preceding sentence. Exchange Notes issued pursuant to a Registered Exchange shall not bear the Private Placement Legend. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

          The Trustee may appoint an authenticating agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Issuers. An authenticating agent may authenticate Notes whenever the Trustee may do so.
Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Issuers or an Affiliate of any Issuer.

Section 2.03.  Registrar and Paying Agent.
               --------------------------

          The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide the Issuers a current copy of such register from time to time upon request of the Issuers. The Issuers may have one or more co-registrars and one or more additional paying agents. None of the Issuers nor any Affiliate of the Issuers may act as Paying Agent. The Issuers may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

          The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fail to give the foregoing notice, the Trustee shall act as such. The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.
               -----------------------------------

          The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith distribute to the Trustee all assets so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for such assets.

Section 2.05.  Noteholder Lists.
               ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee on or before each March 1 and September 1 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06.  Transfer and Exchange.
               ---------------------

          When a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Note presented or surrendered for registration of
           --------
transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar's request. Any exchange or transfer shall be without charge, except that the Issuers may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.09, 3.06 or 8.05 hereof. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Depository of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

Section 2.07.  Replacement Notes.
               -----------------

          If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Issuers and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note. An indemnity bond may be required by the Issuers or the Trustee that is sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Issuers and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. Each of the Issuers and the Trustee may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Issuers. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.08.  Outstanding Notes.
               -----------------

          Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

          If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Issuers and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

          If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

          Subject to Section 12.06, a Note does not cease to be outstanding solely because the Issuers or any Affiliate of an Issuer hold the Note.

Section 2.09.  Temporary Notes.
               ---------------

          Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes presented to it.

Section 2.10.  Cancellation.
               ------------

          The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and retain or, upon written request of the Issuers, may destroy or return to the Issuers in accordance with its normal practice, all Notes surrendered for transfer, exchange, payment or cancellation and if such Notes are destroyed, deliver a certificate of destruction to the Issuers. Subject to
Section 2.07 hereof, the Issuers may not issue new Notes to replace Notes in respect of which they have previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

Section 2.11.  Defaulted Interest.
               ------------------

          If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the persons who are Noteholders on a subsequent special record date. The Issuers shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of defaulted interest to be paid and the special payment date. At least 15 days before the special record date, the Issuers shall mail or cause to be mailed to each Noteholder at its address as it appears on the Notes register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Issuers may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

Section 2.12.  Deposit of Moneys.
               -----------------

          Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.13.  CUSIP Number.
               ------------

          The Issuers in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state
                                      --------
that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

Section 2.14.  Book-Entry Provisions for Global Notes.
               --------------------------------------

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository and (ii) bear legends as set forth in Exhibit B.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

          (b) Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as Depository for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuers within 90 days of such notice, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Certificated Notes, or (iii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Certificated Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Certificated Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall upon receipt of a written order from the Issuers authenticate and make available for delivery, one or more Certificated Notes of like tenor and amount.

          (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall, upon receipt of an authentication order from the Issuers in the form of an Officers' Certificate, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

          (e) Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or
(d) shall, except as otherwise provided by Section 2.15, bear the Private Placement Legend.

          (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.15.  Registration of Transfers and Exchanges.
               ----------------------------------------

          (a) Transfer and Exchange of Certificated Notes.  When Certificated
              -------------------------------------------
Notes are presented to the Registrar or co-Registrar with a request:

          (i) to register the transfer of the Certificated Notes; or

          (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.15 for such transactions are met; provided, however, that the
                                            --------  -------
Certificated Notes presented or surrendered for registration of transfer or exchange:

            (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (II) in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which any Issuer or any Affiliate of an Issuer was the owner of such Note, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Certificated Notes shall be accompanied, in the sole discretion of the Issuers, by the following additional information and documents, as applicable:

               (A) if such Certificated Note is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit C hereto); or
                                               ---------

               (B) if such Certificated Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit C hereto); or
                                                    ---------

               (C) if such Certificated Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor
                                        ---------
          certificate for Regulation S transfers substantially in the form of Exhibit D-1 hereto; or
          -----------

               (D) if such Certificated Note is being transferred to an Institutional Accredited Investor, delivery of certification substantially in the form of Exhibit C hereto, a certificate of the
                                       ---------
          transferee in substantially the form of Exhibit D-2 and an Opinion of
                                                  -----------
          Counsel and/or other information reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

               (E) if such Certificated Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit C hereto; or
                                              ---------

               (F) if such Certificated Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of

          Exhibit C hereto) and an Opinion of Counsel reasonably acceptable to
          ---------
          the Issuers to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Certificated Note for a Beneficial
              ----------------------------------------------------------------
Interest in a Global Note.  A Certificated Note may not be exchanged for a
- -------------------------
beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

          (A) in the case of Certificated Notes, the offer and sale of which have not been registered under the Securi-
     ies Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form of Exhibit C hereto, that such Certificated Note is being transferred (I) to a
     ---------
     Qualified Institutional Buyer or (II) in an offshore transaction in reliance on Regulation S (and in the case of this clause II, the Issuers shall have received a transferor certificate for Regulation S transfers substantially in the form of Exhibit D-1 hereto); and
                                  -----------

          (B) written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Issuers shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with
Section 2.02, authenticate such a Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes.  The transfer and exchange
              -------------------------------------
of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a U.S. Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Notes (or Global Note) and the Issuers shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Issuers shall issue and the Trustee shall, upon written instructions from the Issuers in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (d) Transfer of a Beneficial Interest in a Global Note for a
              --------------------------------------------------------
Certificated Note.  (i) Any Person having a beneficial interest in a Global Note
- -----------------
may upon request exchange such beneficial interest for a Certificated Note.
Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

          (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit C
                                                                   ---------
     hereto); or

          (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit C hereto); or
                                          ---------

          (C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S
                 ---------
     transfers substantially in the form of Exhibit D-1 hereto; or
                                            -----------

          (D) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification substantially in the form of Exhibit C hereto, a certificate of the transferee in
                    ---------
     substantially the form of Exhibit D-2 and an Opinion of Counsel and/or
                               -----------
     other information reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit C hereto; or
                                         ---------

          (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C
                                                                  ---------
     hereto) and an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act,

then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Issuers will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

          (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.15(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

          (e)  Restrictions on Transfer and Exchange of Global Notes.
               -----------------------------------------------------
Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f)  Private Placement Legend.  Upon the transfer, exchange or
               ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities

Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

          (g) General.  By its acceptance of any Note bearing the Private
              -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.16. Joint and Several Liability.
              ---------------------------

          Except as otherwise expressly provided herein, the Issuers shall be jointly and severally liable for the performance of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 3

                                  REDEMPTION

Section 3.01. Notices to Trustee.
              ------------------

          If the Issuers elect to redeem Notes pursuant to Section 3.07 hereof, at least 60 days prior to the Redemption Date or during such other period as the Trustee may agree to, the Issuers shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in Section 3.07 hereof, as appropriate.

Section 3.02.  Selection by Trustee of Notes to Be Redeemed.
               --------------------------------------------

          In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as
                                   --------
the Trustee shall deem fair and appropriate; provided, that no Notes of $1,000
                                             --------
principal amount or less shall be redeemed in part. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. The Trustee shall promptly notify the Issuers of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  Notice of Redemption.
               --------------------

          Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 calendar days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

          The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

          (1)  the Redemption Date;

          (2) the redemption price and the amount of accrued interest, if any, to be paid;

          (3) that, if any Note is being redeemed in part, the portion of the principal amount at maturity (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

          (4)  the name, address and telephone number of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the redemption price plus accrued interest, if any;

          (6) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

          (7) the paragraph of Section 3.07 hereof pursuant to which the Notes called for redemption are being redeemed; and

          (8)  the aggregate principal amount of Notes that are being redeemed.

Section 3.04.  Effect of Notice of Redemption.
               ------------------------------

          Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus accrued interest to the Redemption Date, if any, provided that if the Redemption Date is after a
                             --------
regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.

Section 3.05.  Deposit of Redemption Price.
               ---------------------------

          On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Issuers shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.

          On and after any Redemption Date, if U.S. legal tender sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06.  Notes Redeemed in Part.
               ----------------------

          Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption.
               --------------------

          (a) The Issuers may redeem the Notes that are redeemable at their option, in whole at any time or in part from time to time on or after March 15, 2004 at the redemption prices (expressed as percentages of the principal amount thereof), set forth below plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the twelve-month period beginning on March 15 of each year indicated below:

     Year                                 Percentage
     ----                                 ----------
     2004...............................   104.938%
     2005...............................   103.292%
     2006...............................   101.646%
     2007 and thereafter................   100.000%


          (b) The Issuers may redeem up to 35% of the principal amount of the Notes originally issued under this Indenture, at any time and from time to time prior to March 15, 2002, at a redemption price equal to 109.875% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the net cash proceeds of one or more Equity Offerings; provided, that at least 65% of the principal amount of the Notes
           --------
originally issued under this Indenture remains outstanding immediately after any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by the Issuers or any of its Affiliates shall be deemed not to be outstanding). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuers shall make such redemption not more than 60 days following the closing of any such Equity Offering.

                                   ARTICLE 4

                                   COVENANTS

Section 4.01.  Payment of Notes.
               ----------------

          The Issuers shall pay the principal of and interest (including all Additional Interest (as defined in the Registration Rights Agreement) as provided in the Registration Rights Agreement on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on that date U.S. legal tender designated for and sufficient to pay such installment.